UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2024

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 16, 2024, Nuvve Holding Corp., a Delaware corporation (the “Company”), Nuvve CPO Inc., a wholly-owned subsidiary of the Company (“Nuvve CPO”), and WISE EV-LLC (“Wise”), entered into the definitive agreements described below in connection with the formation of Deep Impact 1 LLC, a Delaware limited liability company (the “SPV”) in which the Company will hold a 51% equity interest by way of Nuvve CPO and in which Wise will hold a 49% equity interest. SPV is an entity formed for the principal purpose of operation, installation, maintenance of electric vehicle chargers and other related activities and services created as a joint venture between the Company, Nuvve CPO and Wise.

In connection with the SPV, Nuvve CPO, Wise and SPV entered into a Contribution and Unit Purchase Agreement (the “Contribution Agreement”), pursuant to which Nuvve CPO and Wise agreed to contribute $51 and $49, respectively to the SPV, and to provide certain services pursuant to separate services agreements to SPV. For such contributions and the services, Nuvve CPO received 51 membership units in SPV, equal to a 51% equity interest, and Wise received 49 membership units in SPV, equal to a 49% equity interest.

In connection with the formation of the SPV, the SPV expects to incur project costs of approximately $1.5 million and anticipates receiving grant subsidies established to accelerate the adoption of electric vehicles which will support the costs required for the project. In addition, the SPV expects to issue promissory notes (each a “Promissory Note”) to each of Gregory Poilasne and David Robson, the Chief Executive Officer and Chief Financial Officer of the Company, respectively (the “Investors”), to further support project costs in exchange for their investment into the SPV.

The Promissory Notes will have a term of three years and bear interest at a rate of 17.5% per annum. The Promissory Notes shall further provide that upon certain events of default, the holders shall have the option to convert the outstanding amounts on such notes for an aggregate of 101 membership units in SPV, allocated pro rata to such holder’s share of the aggregate outstanding principal amount under the Promissory Notes. Additionally, pursuant to the SPV governance documents, the Investors will be entitled to a share of the SPV’s 25% of the operating cash flows in addition to the interest amounts payable under the Promissory Notes.

The foregoing summary of the Contribution Agreement and the Promissory Notes and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Contribution Agreement and the Promissory Notes and are qualified in their entirety by reference to the Contribution Agreement and the form of Promissory Note, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2024

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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